SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

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                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 MARCH 25, 2002


                        GREEN MOUNTAIN POWER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   VERMONT                                 03-0127430
(STATE OR OTHER JURISDICTION OF INCORPORATION) (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                                     1-8291
                             COMMISSION FILE NUMBER


         163  ACORN  LANE,
                 COLCHESTER, VERMONT                       05446
      (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)
(ZIP  CODE)





                                    (802) 864-5731
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)















ITEM 5. OTHER EVENTS-Vermont Yankee Nuclear Power Corporation ("Vermont Yankee") has confirmed that it plans to shutdown on May 11, 2002 for a mid cycle outage to repair several leaking fuel rods. Vermont Yankee reduced power on March 21, 2002 to 91% for increased fuel management, to provide core wide suppression, and reduce the likelihood of additional fuel leaks. Vermont Yankee plans to remain at 91% power through May 11, 2002 at which time the planned mid cycle outage will begin. The outage is anticipated to last ten to fourteen days. Green Mountain Power Corporation's (the "Company") share of the total cost of the outage, plus its replacement power cost is currently estimated to be $1.3 million, pretax; however, the actual cost to the Company could be greater, depending on the duration of the outage.


     For further information, please contact Dorothy Schnure, Manager, Corporate Communications for Green Mountain Power at 802-655-8418.

Item  7.  Financial  Statements,  Pro  Forma Financial Information and Exhibits.
(a)  and  (b)  --not  applicable
(c)  Exhibits--not  applicable

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     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cased this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN  MOUNTAIN  POWER  CORPORATION
                                         Registrant



By:  /s/  Robert  J.  Griffin
-----------------------------
ROBERT  J.  GRIFFIN,  CONTROLLER

DATED:  March  25,  2002





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